Exhibit 1.1

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

€1,000,000,000 4.125% Senior Notes due 2031

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

$500,000,000 6.000% Senior Notes due 2032

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.

$700,000,000 5.750% Senior Notes due 2030

Payment of principal and interest unconditionally guaranteed by

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

UNDERWRITING AGREEMENT

May 20, 2025

BNP PARIBAS

BofA Securities Europe SA

HSBC Continental Europe

Intesa Sanpaolo S.p.A.

J.P. Morgan SE

as Euro Representatives (as defined herein)

c/o

BNP PARIBAS

16, boulevard des Italiens

75009 Paris

France

BofA Securities Europe SA

51 rue La Boétie

75008 Paris

France

HSBC Continental Europe

38, avenue Kléber

75116 Paris

France

Intesa Sanpaolo S.p.A., Divisione IMI

Corporate & Investment Banking

Via Manzoni

4 – 20121, Milan

Italy

J.P. Morgan SE

Taunustor 1 (TaunusTurm)

60310 Frankfurt am Main

Germany

To: the other Euro Underwriters (as defined herein) listed in Part A of Schedule I hereto

and

BNP Paribas Securities Corp.

BofA Securities, Inc.

HSBC Bank plc

Intesa Sanpaolo S.p.A.

J.P. Morgan SE

as 2032 Dollar Representatives and 2030 Dollar Representatives (each, as defined herein)

c/o

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

United States of America

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

Intesa Sanpaolo S.p.A., Divisione IMI

Corporate & Investment Banking

Via Manzoni

4 – 20121, Milan

Italy

J.P. Morgan SE

Taunustor 1 (TaunusTurm)

60310 Frankfurt am Main

Germany

To: the other 2032 Dollar Underwriters (as defined herein) listed in Part B of Schedule I hereto and the other 2030 Dollar Underwriters (as defined herein) listed in Part C of Schedule I hereto.

Ladies and Gentlemen:

Teva Pharmaceutical Finance Netherlands II B.V. (the “Euro Notes Issuer”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and an indirect wholly-owned subsidiary of Teva Pharmaceutical Industries Limited, a company organized under the laws of Israel (the “Guarantor”), proposes, subject to the terms and conditions stated herein, to issue and sell €1,000,000,000 in aggregate principal amount of its 4.125% Senior Notes due 2031 (the “2031 Euro Notes”), which Euro Notes are to be guaranteed by the Guarantor (the “Euro Guarantees” and, together with the Euro Notes, the “Euro Securities”), to the underwriters named in Part A of Schedule I hereto (individually, each a “Euro Underwriter” and, collectively, the “Euro Underwriters”), for whom BNP PARIBAS, BofA Securities Europe SA, HSBC Continental Europe, Intesa Sanpaolo S.p.A. and J.P. Morgan SE are acting as representatives (the “Euro Representatives”).

Teva Pharmaceutical Finance Netherlands III B.V. (the “2032 Dollar Notes Issuer”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and an indirect wholly-owned subsidiary of the Guarantor, proposes, subject to the terms and conditions stated herein, to issue and sell $500,000,000 in aggregate principal amount of its 6.000% Senior Notes due 2032 (the “2032 Dollar Notes”), which are to be guaranteed by the Guarantor (the “2032 Dollar Guarantees” and, together with the 2032 Dollar Notes, the “2032 Dollar Securities”), to the underwriters named in Part B of Schedule I hereto (individually, each a “2032 Dollar Underwriter” and collectively, the “2032 Dollar Underwriters”), for whom BNP Paribas Securities Corp., BofA Securities, Inc., HSBC Bank plc, Intesa Sanpaolo S.p.A. and J.P. Morgan SE are acting as representatives (the “2032 Dollar Representatives”).

Teva Pharmaceutical Finance Netherlands IV B.V. (the “2030 Dollar Notes Issuer” and, together with the 2032 Dollar Notes Issuer, the “Dollar Notes Issuers” and, together with the Euro Notes Issuer, the “Issuers”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and an indirect wholly-owned subsidiary of the Guarantor, proposes, subject to the terms and conditions stated herein, to issue and sell $700,000,000 in aggregate principal amount of its 5.750% Senior Notes due 2030 (the “2030 Dollar Notes”) and, together with the 2032 Dollar Notes, the “Dollar Notes” and, together with the Euro Notes, the “Notes”), which 2030 Dollar Notes are to be guaranteed by the Guarantor (the “2030 Dollar Guarantees” and, together with the 2030 Dollar Notes, the “2030 Dollar Securities” and, the 2030 Dollar Guarantees together with the 2032 Dollar Guarantees, the “Dollar Guarantees” and, together with the Euro Guarantees, the “Guarantees” and, the 2030 Dollar Securities together with the 2032 Dollar Securities, the “Dollar Securities” and, together with the Euro Securities, the “Securities”), to the underwriters named in Part C of Schedule I hereto (individually, each a “2030 Dollar Underwriter” and collectively, the “2030 Dollar Underwriters” and, together with the 2032 Dollar Underwriters, the “Dollar Underwriters” and, together with the Euro Underwriters, the “Underwriters” and each individually an “Underwriter”), for whom BNP Paribas Securities Corp., BofA Securities, Inc., HSBC Bank plc, Intesa Sanpaolo S.p.A. and J.P. Morgan SE are acting as representatives (the “2030 Dollar Representatives”) and, together with the 2032 Dollar Representatives, the “Dollar Representatives” and, together with the Euro Representatives, the “Representatives”).

The Euro Securities will be issued pursuant to an indenture, dated as of March 14, 2018 (such indenture, the “Existing Euro Notes Indenture”), to be supplemented by a fifth supplemental indenture (the “Supplemental Euro Notes Indenture”) to be dated as of the Delivery Date (as defined in Section 2(a)), among the Euro Notes Issuer, the Guarantor, The Bank of New York Mellon, as trustee (the “Trustee”) and The Bank of New York Mellon, London Branch, as principal paying agent.

The 2032 Dollar Securities will be issued pursuant to an indenture, dated as of March 14, 2018 (such indenture, the “Existing 2032 Dollar Notes Indenture” and, together with the Existing Euro Notes Indenture, the “Existing Indentures”), to be supplemented by a fifth supplemental indenture (the “Supplemental 2032 Dollar Notes Indenture”) to be dated as of the Delivery Date, among the 2032 Dollar Notes Issuer, the Guarantor and the Trustee.

The 2030 Dollar Securities will be issued pursuant to an indenture, to be dated as of the Delivery Date (such indenture, the “2030 Dollar Indenture”), to be supplemented by a supplemental indenture to be dated as of the Delivery Date (the “Supplemental 2030 Dollar Notes Indenture” and, together with the Supplemental Euro Notes Indenture and the Supplemental 2032 Dollar Notes Indenture, the “Supplemental Indentures” and, the Supplemental Indentures together with the Existing Indentures and the 2030 Dollar Indenture, the “Indentures” and each individually an “Indenture”), among the 2030 Dollar Notes Issuer, the Guarantor, and the Trustee.

The Underwriters have advised the Issuers and the Guarantor that they will offer and sell the Securities purchased from the Issuers and the Guarantor hereunder in accordance with Section 2 of this Agreement as soon as they deem advisable.

This Agreement, the Indentures and the Notes are referred to herein collectively as the “Operative Documents.”

Any reference herein to the Registration Statement, the Prospectus and the Preliminary Prospectus shall be deemed to refer to and include the Incorporated Documents as of the Effective Time of the Registration Statement or the issue date of such Prospectus or Preliminary Prospectus, respectively, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus and the Preliminary Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the Effective Time of the Registration Statement or the issue date of the Prospectus or Preliminary Prospectus, respectively, deemed to be incorporated therein by reference. Certain capitalized terms used herein are defined in Section 22.

This is to confirm the agreement between the Issuers, the Guarantor and the Underwriters concerning the issue, offer and sale of the Securities.

1.	Representations, Warranties and Agreements of the Issuers and the Guarantor.

Each of the Issuers (except for the representation in Section 1(mm), which is given by the Euro Notes Issuer only) and the Guarantor, jointly and severally, represent, warrant to and agree with, the Underwriters that:

(a) The Registration Statement, setting forth information with respect to the Issuers, the Guarantor and the Securities is an automatic shelf registration statement as defined in Rule 405 of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act (the “Rules and Regulations”). The Registration Statement, including the Base Prospectus, has (i) been prepared by the Issuers and the Guarantor in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), (ii) been filed with the Commission under the Securities Act and (iii) become effective upon filing under the Securities Act. The Issuers and the Guarantor have included in such Registration Statement, as amended at the Effective Time, all information required by the Securities Act and the rules thereunder to be included in such Registration Statement and the Base Prospectus. The Issuers may have filed with the Commission a Preliminary Prospectus pursuant to Rule 424(b) of the Rules and Regulations, which has previously been furnished to the Underwriters. The Issuers and the Guarantor will file with the Commission the Prospectus in accordance with Rule 424(b) of the Rules and Regulations. As filed, such Prospectus will contain all information required by the Securities Act and the Rules and

Regulations, and, except to the extent the Representatives will agree in writing to a modification, will be in all substantial respects in the form furnished to the Underwriters prior to the Execution Time, or, to the extent not completed at the Execution Time, shall contain only such additional information and other changes as the Issuers and Guarantor have advised the Underwriters, prior to the Execution Time, will be included or made therein or such changes as are made after consulting with the Underwriters or their counsel.

(b) The conditions for use of Form S-3, as set forth in the general instructions thereto, have been satisfied or waived.

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Registration Statement and any amendment thereto did not, as of the Effective Time and at the Execution Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary in order to make the statements therein, not misleading. The Preliminary Prospectus as of its date did not, and the Prospectus, as of the date thereof and on the Delivery Date does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that none of the Issuers or the Guarantor makes any representation or warranty as to (i) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Issuers and the Guarantor by the Representatives, on behalf of the Underwriters, specifically for inclusion therein as provided in Section 7(e) and (ii) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act.

(d) The Incorporated Documents as amended or supplemented at the date hereof, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable. None of the Incorporated Documents as amended or supplemented at the date hereof, when such documents were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) (i) The Disclosure Package, when taken together as a whole, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, as of the Execution Time, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the Disclosure Package or in any electronic road show in reliance upon and in conformity with written information furnished to the Issuers and the Guarantor by the Representatives, on behalf of the Underwriters, specifically for inclusion therein as provided in Section 7(e).

(f) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuers and the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Securities in reliance on the exemption in Rule 163 of the Rules and Regulations, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Guarantor was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Issuers and the Guarantor agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(g) (i) At the earliest time after the filing of the Registration Statement that the Issuers or the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuers and the Guarantor were not and are not Ineligible Issuers (as defined in Rule 405 of the Rules and Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that either the Issuers or the Guarantor be considered an Ineligible Issuer.

(h) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 3(c) hereto do not include any information that conflicts with the information contained in the Registration Statement, including the Incorporated Documents and the Preliminary Prospectus and the Prospectus deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to information contained in or omitted from the Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuers and the Guarantor by the Representatives, on behalf of the Underwriters, specifically for inclusion therein as provided in Section 7(e).

(i) Each of the Issuers and the Guarantor have not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law 5728-1968, as amended (the “Israeli Securities Law”), and the regulations promulgated thereunder in connection with the offer and sale of the Securities contemplated hereby, other than offering Securities solely to qualified investors of the type listed on the First Addendum to the Israeli Securities Law, and, assuming the Underwriters’ compliance with Section 6(h) hereof, are not required to publish a prospectus in Israel with respect to the offer and sale of the Securities contemplated hereby.

(j) Each of the Guarantor and each “significant subsidiary” of the Guarantor (as such term is defined in Rule 1-02(w) of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing (in all jurisdictions in which such concept is relevant) under the laws of the jurisdiction in which it is chartered or organized, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except for where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Guarantor and its subsidiaries, taken as a whole, and except as set forth in or contemplated in each of the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) (a “Material Adverse Effect”)), and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in each of the Disclosure Package and the Prospectus.

(k) Each of the Issuers has been duly organized and is validly existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification (except for where the failure to be so qualified would not have a Material Adverse Effect), and has all corporate power and authority necessary to own or hold its properties and to conduct its businesses as described in each of the Disclosure Package and the Prospectus.

(l) All of the outstanding shares of capital stock of each Significant Subsidiary of the Guarantor have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in each of the Disclosure Package and the Prospectus, all outstanding shares of capital stock of such subsidiaries are owned by the Guarantor either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(m) All of the outstanding shares of capital stock of each of the Issuers have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights granted pursuant to the organizational documents of each of the Issuers or any statutory provisions of Dutch law, and all outstanding shares of each of the Issuers are owned by the Guarantor either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(n) The Guarantor has an authorized capitalization as set forth in each of the Disclosure Package and the Prospectus.

(o) The statements contained in each of the Preliminary Prospectus and the Prospectus under the caption “Description of the Euro Notes and the Guarantees” and “Description of the USD Notes and the Guarantees,” as supplemented by the final term sheet prepared and filed pursuant to Section 3(c) hereof, insofar as they purport to summarize the provisions of the Indentures and the Securities, are accurate and complete in all material respects.

(p) Neither the execution, delivery and performance of this Agreement and the other Operative Documents by the applicable Issuer and the Guarantor, nor the issuance of the Securities under this Agreement will (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Issuer or the Guarantor is a party or by which such Issuer or the Guarantor is bound or to which any of the properties or assets of such Issuer or the Guarantor is subject, except for any conflict, breach or violation that would not have, individually or in the aggregate, a Material Adverse Effect, (y) result in any violation of the provisions of the memorandum of association or the articles of association of the Guarantor or the organizational documents of such Issuer or (z) result in any violation in any material respect of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the applicable Issuer or the Guarantor or any of their respective properties or assets; and except (i) such as have been or will be obtained under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder, (ii) as may be required by the securities or “blue sky” laws of any state of the United States, (iii) as may be required under the applicable laws of the Netherlands, (iv) for the filing or furnishing of public announcements in connection with the issue and offer of the Securities with the Commission, the New York Stock Exchange, the Israel Securities Authority, the Tel Aviv Stock Exchange and the Israeli Companies Registrar that may be required to be made on or after the date of this Agreement and the Closing Date, as applicable, and (v) with respect to the Euro Notes only, as may be required under the rules and regulations of the Euronext Dublin with respect to the listing thereon of the Euro Notes, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Operative Documents by each of the Issuers and the Guarantor, and the consummation of the offer and sale of the Securities contemplated hereby.

(q) Each of the Issuers and the Guarantor has all necessary corporate right, power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement, and the offer and sale of the Securities contemplated hereby, have been duly authorized, and this Agreement has been duly executed and delivered by each of the Issuers and the Guarantor.

(r) Each of the Issuers and the Guarantor has all necessary corporate right, power and authority to execute and deliver each of the Supplemental Indentures to which it is party and perform its obligations thereunder; each of the Supplemental Indentures has been duly authorized by the Issuer party thereto and the Guarantor, and on the Delivery Date, each of the Supplemental Indentures will be qualified under the Trust Indenture Act and will have been duly executed and delivered by the Issuer party thereto and the Guarantor and, assuming due authorization, execution and delivery of each of the Supplemental Indentures by the Trustee and (in the case of the Supplemental Euro Notes Indenture) the principal paying agent party thereto, will constitute a legally valid and binding agreement of each of the Issuers party thereto and the Guarantor, enforceable against each of the Issuers party thereto and the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(s) Each of the 2030 Dollar Notes Issuer and the Guarantor has all necessary corporate right, power and authority to execute and deliver the 2030 Dollar Indenture and perform its obligations thereunder; the 2030 Dollar Indenture has been duly authorized by the 2030 Dollar Notes Issuer and the Guarantor, and on the Delivery Date, the 2030 Dollar Indenture will be qualified under the Trust Indenture Act and will have been duly executed and delivered by the 2030 Dollar Notes Issuer and the Guarantor and, assuming due authorization, execution and delivery of the 2030 Dollar Indenture by the Trustee, will constitute a legally valid and binding agreement of the 2030 Dollar Notes Issuer and the Guarantor, enforceable against the 2030 Dollar Notes Issuer and the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

(t) Each of the Existing Indentures has been duly authorized, executed and delivered by the Issuer party thereto and the Guarantor, and, assuming due authorization, execution and delivery of each of the Existing Indentures by the Trustee and (in the case of the Existing Euro Notes Indenture) the principal paying agent party thereto, constitutes a legally valid and binding agreement of each of the Issuers party thereto and the Guarantor, enforceable against each of the Issuers party thereto and the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

(u) Each of the Issuers and the Guarantor has all necessary corporate right, power and authority to execute, issue and deliver the Notes and Guarantees, respectively, and perform its obligations thereunder; the Notes have been duly authorized by each of the applicable Issuers and the Guarantees have been duly authorized by the Guarantor; when the Notes are executed, authenticated and issued in accordance with the terms of the applicable Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement on the Delivery Date (assuming due authentication of the Notes by the Trustee), such Notes will constitute legally valid and binding obligations of each of the applicable Issuers, entitled to the benefits of the applicable Indenture and enforceable against each of the applicable Issuers in accordance with their terms, except as the enforceability thereof may be limited by the Enforceability Exceptions; when the Guarantees are executed and issued in accordance with the terms of the applicable Indenture and the Notes on which they are endorsed have been executed in accordance with the applicable Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement on the Delivery Date, such Guarantees will constitute legally valid and binding obligations of the Guarantor, and enforceable against the Guarantor in accordance with their terms, except as the enforceability thereof may be limited by the Enforceability Exceptions, and entitled to the benefit of the applicable Indenture.

(v) Except as described in each of the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between each of the Issuers or the Guarantor and any person granting such person the right (other than rights which have been waived or satisfied) to require the Issuers or the Guarantor to file a registration statement under the Securities Act with respect to any securities of the Issuers or the Guarantor owned or to be owned by such person or to require the Issuers or the Guarantor to include such securities in any securities being registered pursuant to any registration statement filed by the Issuers or the Guarantor under the Securities Act.

(w) Except as would not have a Material Adverse Effect, (x) the Guarantor, since the date of the latest audited financial statements incorporated by reference in the Disclosure Package, and (y) each of the Issuers, at any time since its respective formation, has not sustained any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or, except as described in each of the Disclosure Package and the Prospectus, from any labor dispute or court or governmental action, order or decree; and (i) with respect to each of the Issuers, since the respective date on which it became a wholly-owned subsidiary of the Guarantor, and (ii) with respect to the Guarantor, since the date of the most recent audited financial statements incorporated by reference in the Disclosure Package, except for the transactions contemplated hereby or as described in each of the Disclosure Package and the Prospectus, there has not been any change in such entity’s respective capital stock or long-term debt of each of the Issuers or the Guarantor, or any change or any development including a prospective change that would have a Material Adverse Effect, except for any grants under the employee stock plans of the Guarantor or its subsidiaries (the “Authorized Grants”).

(x) The consolidated financial statements of the Guarantor (including the related notes and supporting schedules) incorporated by reference in the Disclosure Package present fairly, in all material respects, the financial condition and results of operations of the Guarantor and its consolidated subsidiaries at the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, subject to, only in the case of the unaudited financial statements, ordinary year-end adjustments.

(y) Kesselman & Kesselman, who audited the annual financial statements of the Guarantor, incorporated by reference in each of the Disclosure Package and the Prospectus, and whose report is incorporated by reference therein, is the independent registered accounting firm with respect to the Guarantor within the meaning of the Securities Act and the Rules and Regulations.

(z) Except as would not have a Material Adverse Effect and except as disclosed in each of the Disclosure Package and the Prospectus, the Guarantor and its subsidiaries own or possess, or hold valid licenses in respect of, all patents, patent rights, licenses, inventions, copyrights, know-how, trade secrets, trademarks, service marks and trade names necessary for the conduct of their respective businesses in the manner described in each of the Disclosure Package and the Prospectus, and, except as described in each of the Disclosure Package and the Prospectus, the Guarantor has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

(aa) Each of the Issuers and the Guarantor possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as now conducted and as described in each of the Disclosure Package and the Prospectus, except for such certificate, authorizations and permits the failure of which to possess, singly or in the aggregate, would not have a Material Adverse Effect, and neither the Issuers nor the Guarantor have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, which singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect, except as described in each of the Disclosure Package and the Prospectus.

(bb) Except as disclosed in each of the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which either of the Issuers or the Guarantor or any subsidiary of the Guarantor is a party or of which any property or asset of the Issuers or the Guarantor or any subsidiary of the Guarantor is the subject which, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect; and to the knowledge of each of the Issuers and the Guarantor, no such proceedings are threatened or contemplated by governmental authorities or, except as set forth or contemplated in each of the Disclosure Package and the Prospectus, threatened by others.

(cc) Each of the Issuers and the Guarantor is not (i) in violation of its organizational documents, (ii) in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or to the conduct of its business, except to the extent that any such default, event or violation described in the foregoing clauses (ii) and (iii) would not have a Material Adverse Effect.

(dd) The Guarantor is subject to and in compliance in all material respects with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

(ee) The Guarantor and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case of clauses (i), (ii) and (iii) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(ff) Each of the Guarantor and its subsidiaries, in its reasonable judgment, has concluded that there are no costs or liabilities associated with its respective compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(gg) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid, under Israeli or U.S. federal law or the laws of any U.S. state, by or on behalf of the Underwriters in connection with (A) the issuance, sale and delivery of the Securities to be sold by the Issuers in the manner contemplated by this Agreement, (B) the sale and delivery by the Underwriters of the Securities as contemplated herein or (C) the execution and delivery of this Agreement.

(hh) Each of the Issuers and the Guarantor has filed all foreign, national, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid (or withheld) all taxes required to be paid (or withheld) by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(ii) No subsidiary of the Guarantor (other than each of the Issuers) is currently prohibited, directly or indirectly, from paying any dividends to the Guarantor, from making any other distribution on such subsidiary’s capital stock, from repaying to the Guarantor any loans or advances to such subsidiary from the Guarantor or from transferring any of such subsidiary’s property or assets to the Guarantor or any other subsidiary of the Guarantor, except as described in or contemplated by each of the Disclosure Package and the Prospectus or except as would not have a Material Adverse Effect.

(jj) Each of the Issuers and the Guarantor, as of the date hereof and the Closing Date, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk) Neither of the Issuers nor the Guarantor is, nor, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Disclosure Package and the Prospectus, as supplemented by the by the final term sheet prepared and filed pursuant to Section 3(c) hereof, will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(ll) Except as disclosed in the Disclosure Package or the Prospectus, payments of interest in respect of the Securities held by non-Israeli residents are not subject to withholding or deduction for or on account of any taxes, duties or other charges of whatever nature imposed by Israel or any authority thereof or therein having the power to tax.

(mm) Application has been made to admit the Euro Notes to the Official List of Euronext Dublin and trading on the Global Exchange Market and, in connection therewith, the Euro Notes Issuer has caused to be prepared and submitted to Euronext Dublin a listing application with respect to the Euro Notes.

(nn) Neither the Guarantor nor any of its subsidiaries nor any of their respective directors, officers or, to the knowledge of the Guarantor, any agents, employees or affiliates acting on behalf of the Guarantor or any of its subsidiaries is a person or entity with whom dealings are restricted or prohibited pursuant to any sanctions administered by the United States (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce) or any sanctions imposed by the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, excluding the Arab League (collectively, the “Sanctions” and each such person or entity, a “Sanctioned Person”), nor is the Guarantor or any of its subsidiaries operating, resident or organized under the laws of a country or territory that is the subject of Sanctions that comprehensively prohibit dealings with that country or territory (which currently comprise Cuba, Iran, Syria, North Korea and the non-government controlled parts of Ukraine (including the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Zaporizhzhia and Kherson) (each, a “Sanctioned Country”); and neither of the Issuers nor the Guarantor will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with: (i) any Sanctioned Person except insofar as the relevant conduct is licensed (or is equivalent to that described in published licenses or authorizations); (ii) any Sanctioned Country except insofar as the relevant conduct is licensed (or is equivalent to that described in published licenses or authorizations); or (iii) any other activities or services that would give rise to a violation of Sanctions by the Underwriters, the Issuers or the Guarantor. Further, it is acknowledged and agreed that this representation given pursuant to this Section 1(nn) is sought and given if and to the extent that to do so would not result in any violation or breach of any provision of (and in no case may be construed as requiring any party to this Agreement to act in violation or breach of) (i) Council Regulation (EC) No 2271/96 of 22 November 1996, as amended and in force (or any law or regulation implementing such Regulation in any member state of the European Union), or (ii) the United Kingdom’s blocking statute (including The Protecting against the Effects of the Extraterritorial Application of Third Country Legislation (Amendment) (EU Exit) Regulations 2020 of the United Kingdom, as amended and in force). The representation and undertakings in this Section 1(nn) are only sought by and given to any Underwriter incorporated in or organized under the laws of the Federal Republic of Germany to the extent that to do so would not result in a violation of or a conflict with the German Foreign Trade Regulation (Außenwirtschaftsverordnung) and/or any similar anti-boycott law in Germany. The Issuers and the Guarantor have not to their knowledge engaged in, and are not now knowingly engaged in, and will not engage in any dealings or transactions in violation of Sanctions with any person or entity that, at the time of such dealing or transaction, is or was the subject or target of Sanctions or with or in any country or territory that is or was the target or subject of Sanctions.

(oo) Neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Guarantor, any director, officer, agent, employee or other person acting on behalf of the Guarantor or any of its subsidiaries, is (i) a person or entity that is organized under the laws of or ordinarily resident in Iran, North Korea or Myanmar, the three jurisdictions identified by the Financial Action Task Force (“FATF”) in its February 21, 2025 public statement as subject to a FATF call on its members and other jurisdictions (a) to apply enhanced due diligence measures proportionate to the risks arising from the jurisdiction(s), and/or (b) to apply counter-measures to protect the international financial system from the ongoing and substantial money laundering and financing of terrorism risks emanating from the jurisdiction(s), (each a “FATF Public Statement Jurisdiction”); or (ii) an entity controlled or majority owned by a person or entity organized under the laws of or ordinarily resident in a FATF Public Statement Jurisdiction. The Guarantor will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund any activities or business of or with: (i) a FATF Public Statement Jurisdiction, (ii) any person or entity organized under the laws of or ordinarily resident in a FATF Public Statement Jurisdiction, or (iii) any entity controlled or majority owned by a person or entity organized under the laws of or ordinarily resident in a FATF Public Statement Jurisdiction.

(pp) Except as disclosed in the Guarantor’s consolidated financial statements included in the Disclosure Package and the Prospectus, neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Guarantor, any director, officer, agent, employee or affiliate acting on behalf of the Guarantor or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act 2010, or any other anti-corruption or anti-bribery law or regulation of any other jurisdiction to the extent such other laws or regulations are applicable; and the Guarantor, its subsidiaries and, to the knowledge of the Guarantor, its affiliates have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with the FCPA, the U.K. Bribery Act 2010 and any other anti-corruption or anti-bribery law or regulation of any other jurisdiction to the extent applicable. The Guarantor will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds directly or indirectly in violation of the FCPA, the U.K. Bribery Act 2010, or any other anti-corruption or anti-bribery law or regulation of any other jurisdiction to the extent such other laws or regulations are applicable.

(qq) The operations of each of the Guarantor and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017, as in force, as well as all applicable money laundering statutes of all jurisdictions where each of the Guarantor and its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the best of the Guarantor’s knowledge, threatened. The Guarantor will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds in any way not in compliance with Anti-Money Laundering Laws.

(rr) None of the Guarantor or any of its affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Issuers in connection with the offering of the Securities.

(ss) To the extent that information is required to be publicly disclosed under - Regulation (EU) No 596/2014 on market abuse, as amended and in force and any applicable delegated regulations thereunder, including, without limitation, Commission Delegated Regulation (EU) No 2016/1052 of 8 March 2016 supplementing Regulation (EU) 596/2014 with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilisation measures (the “Stabilising Rules”) before stabilising transactions can be undertaken in compliance with the safe harbor provided under such Stabilising Rules, such information has been adequately publicly disclosed (within the meaning of the Stabilising Rules).

(tt) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference to the Registration Statement, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(uu) Except as otherwise disclosed in the Disclosure Package and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of the Guarantor, since January 1, 2022, there has been no security breach, unauthorized access or disclosure, or other compromise of the Issuers’, the Guarantor’s, nor their respective subsidiaries’ owned or licensed information technology and computer systems, networks, hardware, software, confidential data and databases (including the confidential data and information of their respective customers, employees, suppliers, vendors and any confidential third party data, in each case, maintained, processed or stored by the Issuers, the Guarantor, or their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Issuers, the Guarantor, or their respective subsidiaries), or equipment (collectively, “IT Systems and Data”); (ii) neither the Issuers, the Guarantor, nor their respective subsidiaries have, since January 1, 2022, been notified in writing of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, unauthorized access or disclosure, or other compromise to their IT Systems and Data; and (iii) the Issuers, the Guarantor and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies of the Issuers, the Guarantor and their respective subsidiaries and contractual obligations to which the Issuers, the Guarantor and their respective subsidiaries are bound, in each case, to the extent relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. Except as otherwise disclosed in the Disclosure Package or as would not reasonably be expected to have a Material Adverse Effect, the Issuers, the Guarantor and their respective subsidiaries have implemented commercially reasonable or appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation and security of their IT Systems and Data.

2.	Purchase, Sale and Delivery of Securities.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (x) the Euro Notes Issuer agrees (and the Guarantor agrees to cause the Euro Notes Issuer) to issue and sell to each Euro Underwriter, and each Euro Underwriter agrees, severally and not jointly, to purchase from the Euro Notes Issuer at a purchase price of 98.799% of the principal amount thereof, the respective principal amount of the 2031 Euro Notes as set forth opposite such Euro Underwriter’s name in Part A of Schedule I hereto, and (y) the 2032 Dollar Notes Issuer agrees (and the Guarantor agrees to cause the 2032 Dollar Notes Issuer) to issue and sell to each 2032 Dollar Underwriter, and each 2032 Dollar Underwriter agrees, severally and not jointly, to purchase from the 2032 Dollar Notes Issuer at a purchase price of 98.706% of the principal amount thereof, the respective principal amount of the 2032 Dollar Notes as set forth opposite such 2032 Dollar Underwriter’s name in Part B of Schedule I hereto, and (z) the 2030 Dollar Notes Issuer agrees (and the Guarantor agrees to cause the 2030 Dollar Notes Issuer) to issue and sell to each 2030 Dollar Underwriter, and each 2030 Dollar Underwriter agrees, severally and not jointly, to purchase from the 2030 Dollar Notes Issuer at a purchase price of 98.868% of the principal amount thereof, the respective principal amount of the 2030 Dollar Notes as set forth opposite such 2030 Dollar Underwriter’s name in Part C of Schedule I hereto. The aggregate amount due to the Euro Notes Issuer from the sale of the Euro Notes is hereinafter referred to as the “Euro Notes purchase price,” the aggregate amount due to the 2032 Dollar Notes Issuer from the sale of the 2032 Dollar Notes is hereinafter referred to as the “2032 Dollar Notes purchase price,” and the aggregate amount due to the 2030 Dollar Notes Issuer from the sale of the 2030 Dollar Notes is hereinafter referred to as the “2030 Dollar Notes purchase price.” Reference is hereby made to that certain dealer manager agreement dated May 19, 2025 between certain of the Representatives (and/or their affiliates) and the Guarantor pursuant to which the Guarantor has agreed to pay the dealer managers thereunder (or their respective affiliates) a fee of $2 for each $1,000 or €2 for each €1,000, as applicable, in principal amount of notes acquired pursuant to the tender offer referenced therein (the “Tender Fee”). The Representatives severally agree to distribute the Tender Fee (net of any expenses or other costs) on a pro rata basis among the Underwriters (or their respective affiliates) in proportion of the total aggregate principal amount of Securities set opposite the name of each Underwriter in Schedule I hereto.

Delivery of and payment for the Euro Securities shall be made at 9:00 a.m. (London time) on May 28, 2025 and delivery of and payment for the 2032 Dollar Securities and the 2030 Dollar Securities shall be made at 9:30 a.m. (New York time) on May 28, 2025, or such later date as the Representatives shall designate (the “Closing Date”), which date and time may be postponed by agreement among the Representatives, the Guarantor and each of the Issuers or as provided in Section 8 (such date and time of delivery and payment for the Securities being herein called the “Delivery Date”). Delivery of (i) the Euro Securities shall be made to BNP PARIBAS on behalf of the Euro Underwriters against payment of the Euro Notes purchase price by BNP PARIBAS on behalf of the Euro Underwriters, (ii) the 2032 Dollar Securities shall be made to J.P. Morgan SE on behalf of the 2032 Dollar Underwriters against payment of the 2032 Dollar Notes purchase price by J.P. Morgan SE on behalf of the 2032 Dollar Underwriters and (iii) the 2030 Dollar Securities shall be made to J.P. Morgan SE on behalf of the 2030 Dollar Underwriters against payment of the 2030 Dollar Notes purchase price by J.P. Morgan SE on behalf of the 2030 Dollar Underwriters. Payment for (i) the Euro Securities shall be effected either by wire transfer of immediately available funds to a bank account, the account details for which are to be provided by the Euro Notes Issuer or the Guarantor to the Euro Representatives at least two business days in advance of the Delivery Date, or by such other manner of payment as may be agreed by the Euro Notes Issuer or the Guarantor and the Euro Representatives, (ii) the 2032 Dollar Securities shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the 2032 Dollar Notes Issuer or the Guarantor to the 2032 Dollar Representatives at least two business days in advance of the Delivery Date, or by such other manner of payment as may be agreed by the 2032 Dollar Notes Issuer or the Guarantor and the Dollar Representatives and (iii) the 2030 Dollar Securities shall be effected either by wire transfer of immediately available funds to a bank account, the account details for which are to be provided by the 2030 Notes Issuer or the Guarantor to the 2030 Dollar Representatives at least two business days in advance of the Delivery Date, or by such other manner of payment as may be agreed by the 2030 Notes Issuer or the Guarantor and the 2030 Dollar Representatives.

(b) The Euro Notes Issuer will deliver against payment of the Euro Notes purchase price the Euro Securities in the form of one or more permanent global certificates (the “Euro Global Securities”). The Euro Global Securities will be deposited on the Delivery Date with, and registered in the name of a common depositary for, Euroclear Bank SA/NV (“Euroclear”) and for Clearstream Banking S.A. (“Clearstream”). Beneficial interests in the Euro Securities will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear or Clearstream, as applicable. The Euro Global Securities will be made available, at the request of the Euro Representatives, for checking at least 24 hours prior to the Delivery Date.

(c) The 2032 Dollar Notes Issuer will deliver against payment of the 2032 Dollar Notes purchase price the 2032 Dollar Securities in the form of one or more permanent global certificates (the “2032 Dollar Global Securities”), registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the 2032 Dollar Securities will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants, Euroclear or Clearstream, as applicable. The 2032 Dollar Global Securities will be made available, at the request of the 2032 Dollar Representatives, for checking at least 24 hours prior to the Delivery Date.

(d) The 2030 Dollar Notes Issuer will deliver against payment of the 2030 dollar purchase price the 2030 Dollar Securities in the form of one or more permanent global certificates (the “2030 Dollar Global Securities”), registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the 2030 Dollar Securities will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants, Euroclear or Clearstream, as applicable. The 2030 Dollar Global Securities will be made available, at the request of the 2030 Dollar Representatives, for checking at least 24 hours prior to the Delivery Date.

(e) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

(f) Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(i) with respect to the Euro Securities:

(A) each of BofA Securities Europe SA, HSBC Continental Europe, Intesa Sanpaolo S.p.A. and J.P. Morgan SE (each a “Euro EU Manufacturer” and together, the “Euro EU Manufacturers”) acknowledges to each other Euro EU Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Euro Securities and the related information set out in the Preliminary Prospectus, the Prospectus, the Registration Statement and any other announcements in connection with the Euro Securities; and

(B) the Euro Notes Issuer, the Guarantor and the Euro Underwriters (other than the Euro EU Manufacturers) note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Euro Securities by the Euro EU Manufacturers and the related information set out in the Preliminary Prospectus, the Prospectus, the Registration Statement and any other announcements in connection with the Euro Securities.

(ii) with respect to the Dollar Securities:

(A) each of Intesa Sanpaolo S.p.A. and J.P. Morgan SE (each a “Dollar EU Manufacturer” and together, the “Dollar EU Manufacturers”) acknowledges to each other Dollar EU Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Dollar Securities and the related information set out in the Preliminary Prospectus, the Prospectus, the Registration Statement and any other announcements in connection with the Dollar Securities; and

(B) each of the Dollar Notes Issuers, the Guarantor and the Dollar Underwriters (other than the Dollar EU Manufacturer) note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Dollar Securities by the Dollar EU Manufacturer and the related information set out in the Preliminary Prospectus, the Prospectus, the Registration Statement and any other announcements in connection with the Dollar Securities.

(g) Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(i) with respect to the Euro Securities:

(A) BNP PARIBAS (a “UK Euro Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Euro Securities and the related information set out in the Preliminary Prospectus, the Prospectus, the Registration Statement and any other announcements in connection with the Euro Securities; and

(B) the Euro Notes Issuer, Guarantor and the Euro Underwriters (other than the UK Euro Manufacturer) note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Euro Securities by the UK Euro Manufacturer and the related information set out in the Preliminary Prospectus, the Prospectus, the Registration Statement and any other announcements in connection with the Euro Securities.

(ii) with respect to the Dollar Securities:

(A) HSBC Bank plc (the “UK Dollar Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Dollar Securities and the related information set out in the announcements in connection with the Dollar Securities; and

(B) each of the Dollar Notes Issuers, the Guarantor and the Dollar Underwriters (other than the UK Dollar Manufacturer) note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Dollar Securities by the UK Dollar Manufacturer and the related information set out in the announcements in connection with the Dollar Securities.

(h) With respect to the Euro Notes, BNP PARIBAS, or such other Euro Underwriter as the Euro Underwriters may agree, in its capacity as settlement bank (the “Settlement Bank”), on behalf of the Euro Underwriters, shall coordinate with the Euro Notes Issuer to ensure settlement of the Euro Notes after the Execution Time. The Settlement Bank acknowledges that the Euro Notes represented by the Euro Global Securities will initially be credited free of payment to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank, the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’), with the Euro Notes Issuer as the third-party beneficiaries, and which provide that such Euro Notes are to be delivered to investors only against payment of the net proceeds of the offering of the Euro Notes into the Commissionaire Account by the Settlement Bank on a delivery against payment basis.

(i) The Settlement Bank acknowledges that (i) the Euro Notes represented by the Euro Global Securities shall be held to the order of the Euro Notes Issuer as set out in clause (h) above and (ii) the net proceeds of the offering of the Euro Notes received in the Commissionaire Account from the Settlement Bank will be held on behalf of the Euro Notes Issuer until such time as they are transferred to the Euro Notes Issuer’s order. The Settlement Bank undertakes that the net proceeds of the offering in the Commissionaire Account will be transferred to the Euro Notes Issuer’s order immediately following receipt of such net proceeds in the Commissionaire Account (and for the avoidance of doubt, no later than the Closing Date).

(j) The Euro Notes Issuer acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgian Civil Code, in the case of Euroclear, and the Luxembourg Civil Code, in the case of Clearstream, in each case in respect of the Commissionaire Account.

3.	Further Agreements of the Issuers and the Guarantor.

Each of the Issuers (except for the agreements in Section 3(a) and Section 3(q), which are given by the Euro Notes Issuer only) and the Guarantor, jointly and severally, further agree:

(a) (i) To use reasonable efforts to have the Euro Notes admitted to the Official List of Euronext Dublin and admitted to trading on the Global Exchange Market as soon as reasonably practicable; and (ii) to use reasonable efforts to maintain such listing for as long as any of the Euro Notes are outstanding. If the Euro Notes cease to be listed on the Global Exchange Market of the Euronext Dublin, the Euro Notes Issuer and the Guarantor shall use reasonable efforts to relist the Euro Notes on the Euronext Dublin or to list the Euro Notes on such other recognized stock exchange promptly and in any event before the date of the next interest payment on the Euro Notes.

(b) To prepare the Prospectus in a form approved by the Representatives, which approval shall not be unreasonably withheld or delayed, and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than Commission’s close of business on the second Business Day following the execution and delivery of this Agreement; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus (including to any Preliminary Prospectus) prior to the Delivery Date except as permitted or required herein; (iii) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to file promptly all reports required to be filed by the Issuer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; (v) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending or objecting to the use of the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending or objecting to the use of the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c) To prepare a final term sheet, containing solely a description of the Securities and the offering thereof, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) of the Rules and Regulations within the time required by such Rule.

(d) As soon as reasonably practicable, the Issuers will make generally available to their security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Guarantor occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement that will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act; provided that the Guarantor will be deemed to have furnished such earnings statement to its security holders and to the Representatives to the extent such earnings statement has been filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

(e) (i) Each of the Issuers and the Guarantor agrees that, unless it obtains or will obtain the prior written consent of the Representatives, and (ii) each Underwriter, severally and not jointly, agrees with the Issuers and the Guarantor that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Guarantor, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed by the Issuers or the Guarantor with the Commission or retained by the Issuers or the Guarantor under Rule 433 of the Rules and Regulations, other than the final term sheet prepared and filed pursuant to Section 3(c) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.

Any such free writing prospectus consented to by the Representatives or the Issuers and the Guarantor is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuers and the Guarantor agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) To furnish promptly to the Underwriters and to counsel for the Underwriters, Baker & McKenzie LLP, if requested a signed or facsimile signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Issuers will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriters in such quantities as the Underwriters may reasonably request.

(h) To deliver promptly to the Underwriters and counsel for the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) the Prospectus and any amended or supplemented Prospectus and any Preliminary Prospectus, and each Issuer Free Writing Prospectus, and, if the delivery of a prospectus is required at any time after the Execution Time in connection with the offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations) and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when such Prospectus is delivered, or, if, in the opinion of counsel for the Underwriters, for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance as the Underwriters may from time to time reasonably request. The Issuers will pay the expenses of printing and distributing to the Underwriters all such documents.

(i) During the time that delivery of a prospectus is required for the initial offering and sale of Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations), to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus, or new registration statement, that may, in the reasonable judgment of the Issuers or the Representatives, be required by the Securities Act or that is requested by the Commission.

(j) For so long as the delivery of a prospectus is required in connection with the initial offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations), prior to filing with the Commission any amendment to the Registration Statement, supplement to the Prospectus, Prospectus (including any Preliminary Prospectus), any document incorporated by reference in the Prospectus or any new registration statement, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Representatives, which consent shall not unreasonably be withheld or delayed.

(k) To apply the proceeds from the sale of the Securities as set forth under “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus.

(l) From the date hereof through the Closing Date, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of), or announce an offering of any debt securities issued or guaranteed by the Guarantor or either of the Issuers without the prior written consent of the Representatives.

(m) Not to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Guarantor or either of the Issuers in connection with the offering of the Securities.

(n) Cooperate with the Representatives, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may designate (including Italy, Japan and certain provinces of Canada) and maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this paragraph.

(o) To take such steps as shall be necessary to ensure that neither of the Issuers nor the Guarantor shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

(p) To make reasonable commercial efforts so that neither of the Issuers will be deemed an Israeli tax resident.

(q) To use its reasonable best efforts to cause the Securities to be accepted for clearance and settlement through the facilities of DTC, Euroclear or Clearstream, as applicable.

(r) To hereby confirm the appointment of BNP PARIBAS in its role as stabilizing manager (the “Euro Notes Stabilizing Manager”) as the central point responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No. 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buyback programs and stabilization measures. The Euro Notes Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Euro Securities at a level higher than that which might otherwise prevail, but in doing so the Euro Notes Stabilizing Manager shall act as principal and not as agent of the Euro Notes Issuer or the Guarantor and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Euro Notes Stabilizing Manager. However, there is no assurance that the Euro Notes Stabilizing Manager (or persons acting on behalf of the Euro Notes Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Euro Notes Issuer to issue, or the Guarantor to guarantee, in excess of €1,000,000,000 in aggregate principal amount of the Euro Notes. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Euro Notes Stabilizing Manager in accordance with all applicable laws and directives.

(s) To hereby confirm the appointment of J.P. Morgan SE in its role as stabilizing manager (the “2032 Dollar Notes Stabilizing Manager”) as the central point responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No. 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buyback programs and stabilization measures. The 2032 Dollar Notes Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the 2032 Dollar Securities at a level higher than that which might otherwise prevail, but in doing so the 2032 Dollar Notes Stabilizing Manager shall act as principal and not as agent of the 2032 Dollar Notes Issuer or the Guarantor and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the 2032 Dollar Notes Stabilizing Manager. However, there is no assurance that the 2032 Dollar Notes Stabilizing Manager (or persons acting on behalf of the 2032 Dollar Notes Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the 2032 Dollar Notes Issuer to issue, or the Guarantor to guarantee, in excess of $500,000,000 in aggregate principal amount of the 2032 Dollar Notes. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the 2032 Dollar Notes Stabilizing Manager in accordance with all applicable laws and directives.

(t) To hereby confirm the appointment of J.P. Morgan SE in its role as stabilizing manager (the “2030 Dollar Notes Stabilizing Manager”) as the central point responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No. 596/2014 of the European

Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buyback programs and stabilization measures. The 2030 Dollar Notes Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the 2030 Dollar Securities at a level higher than that which might otherwise prevail, but in doing so the 2030 Dollar Notes Stabilizing Manager shall act as principal and not as agent of the 2030 Dollar Notes Issuer or the Guarantor and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the 2030 Dollar Notes Stabilizing Manager. However, there is no assurance that the 2030 Dollar Notes Stabilizing Manager (or persons acting on behalf of the 2030 Dollar Notes Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the 2030 Dollar Notes Issuer to issue, or the Guarantor to guarantee, in excess of $700,000,000 in aggregate principal amount of the 2030 Dollar Notes. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the 2030 Dollar Notes Stabilizing Manager in accordance with all applicable laws and directives.

4.	Expenses.

Each of the Issuers (except for the expenses in Section 4(f), which are applicable only to the Euro Notes Issuer) and the Guarantor, jointly and severally, agree to pay:

(a) the costs incident to the authorization, issuance, sale and delivery of the Securities, and any taxes payable in that connection;

(b) the costs incident to the preparation, printing and distribution of the Prospectus and any amendment or supplement to the Prospectus (including any Preliminary Prospectus) or the Registration Statement and any Issuer Free Writing Prospectus, all as provided in this Agreement;

(c) the costs of producing and distributing the Operative Documents;

(d) the fees and expenses of Kirkland & Ellis LLP (“Kirkland”), Agmon with Tulchinsky Law Firm (“Tulchinsky”), Van Doorne N.V. (“Van Doorne”) and Kesselman & Kesselman;

(e) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail or other means of communication and any transfer and stamp tax on the Securities due upon resale by the Underwriters of Securities purchased under this Agreement;

(f) all fees incurred in connection with the listing of the Euro Securities;

(g) all travel costs for personnel of the Issuers and the Guarantor (but excluding travel expenses of the Underwriters relating to the road show) and the costs associated with any chartered plane used in connection with the road show;

(h) all fees and expenses incurred in connection with any rating of the Securities;

(i) the costs of preparing the Securities;

(j) the fees and expenses (including fees and disbursements of counsel) of the Trustee, and the costs and charges of any registrar, transfer agent, paying agent or calculation agent; and

(k) all other costs and expenses incidental to the performance of the obligations of the Issuers and the Guarantor under this Agreement;

provided, however, that, except as provided in Sections 4, 7 and 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, which costs and expenses shall be divided pro rata among the Underwriters in the proportions that the total aggregate principal amount of Securities set opposite the name of each Underwriter in Schedule I bears to the total aggregate principal amount of Securities.

5.	Conditions of the Underwriters’ Obligations.

The several obligations of the Underwriters hereunder are subject to the accuracy, at the Execution Time and on the Delivery Date, of the representations and warranties of each of the Issuers and the Guarantor contained herein, to the performance by each of the Issuers and the Guarantor of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No Underwriter shall have discovered and disclosed to the Issuers or the Guarantor prior to or on the Delivery Date that the Disclosure Package, the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material or omits to state any fact which is material and necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Registration Statement or any amendment thereto contains any untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material or omits to state any fact which is material and necessary to make the statements therein not misleading.

(b) The Prospectus shall have been timely filed with the Commission in accordance with Section 3(a) of this Agreement; the final term sheet contemplated by Section 3(c) hereof, and any other material required to be filed by the Guarantor pursuant to Rule 433(d) of the Rules and Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 of the Rules and Regulations; no stop order suspending the effectiveness of the Registration Statement or any part thereof or any notice that objects to or would prevent its use shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of any of the parties hereto, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with in all material respects.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Operative Documents and the Prospectus or any amendment or supplement thereto, and all other legal matters relating to the Operative Documents and the transactions contemplated thereby shall be satisfactory in all material respects to counsel to the Underwriters, and the Issuers and the Guarantor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Kirkland shall have furnished to the Underwriters their written opinion and negative assurance letter, as U.S. counsel to the Issuers and the Guarantor, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit A hereto.

(e) Van Doorne shall have furnished to the Underwriters their written opinion, as Netherlands counsel to the Issuers and the Guarantor, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.

(f) Tulchinsky shall have furnished to the Underwriters their written opinion, as Israeli counsel to the Guarantor, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit C hereto.

(g) David McAvoy, Executive Vice President and Chief Legal Officer of the Guarantor, shall have furnished to the Underwriters his written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit D hereto.

(h) Baker & McKenzie LLP shall have furnished to the Underwriters their written opinion and negative assurance letter, as U.S. counsel to the Underwriters, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives.

(i) Herzog, Fox & Neeman shall have furnished to the Underwriters their written opinion, as Israeli counsel to the Underwriters, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives.

(j) Kesselman & Kesselman, independent auditors for the Guarantor, shall have delivered to the Underwriters a customary “comfort letter” in form and substance satisfactory to the Underwriters and dated as of the Execution Time (the “K&K initial letter”), and a letter addressed to the Underwriters and dated as of the Delivery Date (the “K&K bring-down letter”), (i) confirming that they are the independent registered accounting firm with respect to the Guarantor within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the K&K bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus or the Disclosure Package, as of a date not more than five days prior to the date of the K&K bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the K&K initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the K&K initial letter.

(k) Each of the Issuers shall have furnished to the Representatives on the Delivery Date a certificate, dated such Delivery Date and delivered on behalf of each of the Issuers by one of its managing or supervisory directors or a duly authorized attorney-in-fact, in form and substance satisfactory to the Underwriters, to the effect that the representations and warranties of such Issuer in Section 1 are true and correct as of the date given and as of such Delivery Date and such Issuer has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date.

(l) The Guarantor shall have furnished to the Representatives on the Delivery Date a certificate, dated such Delivery Date and delivered on behalf of the Guarantor by its chief executive officer, chief operating officer, chief financial officer or senior vice president, corporate treasurer, in form and substance satisfactory to the Underwriters, to the effect that:

(i) The representations and warranties of the Guarantor in Section 1 are true and correct as of the date given and as of such Delivery Date; and the Guarantor has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date;

(ii) (A) Except as would not have a Material Adverse Effect, the Guarantor has not sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except (x) as set forth or contemplated in the Prospectus or the Disclosure Package (exclusive of any amendments or supplements thereto) and (y) for operating losses incurred in the ordinary course of business, and (B) since such date there has not been any change in the capital stock or long-term debt of the Guarantor (except for issuances of shares of Ordinary Shares upon exercise of outstanding options described in the Disclosure Package or pursuant to Authorized Grants), except as set forth or contemplated in the Prospectus or the Disclosure Package (exclusive of any amendments or supplements thereto), or any change, or any development involving a prospective change, that would have a Material Adverse Effect; and

(iii) Such officer has carefully examined the Prospectus and the Disclosure Package, in such officer’s opinion (A) each of the Prospectus and the Disclosure Package, as of its date and the Execution Time, respectively, did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus.

(m) Each of the Supplemental Indentures shall have been duly executed and delivered by each of the Issuer party thereto, the Guarantor, the Trustee and any paying agent (if applicable); and the Notes and the Guarantees shall have been duly executed and delivered by each of the Issuer party thereto and the Guarantor, respectively, and duly authenticated by the Trustee.

(n) The 2030 Dollar Indenture shall have been duly executed and delivered by the 2030 Dollar Issuer, the Guarantor and the Trustee.

(o) Since the date of the latest audited financial statements incorporated by reference in the Disclosure Package (exclusive of any amendment or supplement thereto), there shall not have been (i) any material adverse change in the Guarantor’s capital stock or long-term debt, or (ii) any material adverse change or development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), stockholders’ equity or results of operations of the Guarantor and its subsidiaries, taken as a whole, except as set forth or contemplated in each of the most recent Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the

Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and any Issuer Free Writing Prospectus.

(p) Each of the Issuers and the Guarantor shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request to evidence compliance with the conditions set forth in this Section 5.

(q) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Underwriters.

6.	Representations, Warranties and Agreements of Underwriters.

Each Underwriter, severally and not jointly, represents, warrants to and agrees with each of the Issuers and the Guarantor that:

(a) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers or the Guarantor.

(b) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(c) It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (B) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

(d) It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area.

(i) For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

1. a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

2. a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

3. not a qualified investor as defined in Regulation (EU) 2017/1129.

(ii) For the purposes of this provision the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(e) Any offers in Canada will be made only under an exemption from the requirements to file a prospectus in the relevant province of Canada in which the sale is made.

(f) Any offers in Italy will be made only to qualified investors (investitori qualificati) as defined in Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time (“Regulation No. 11971”); or (b) in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

(g) Any offers in the Netherlands will be made only to qualified investors as defined in Regulation (EU) 2017/1129, as amended and as implemented from time to time.

(h) It will (i) purchase, accept delivery of and make payment for the Securities outside the State of Israel and (ii) not offer or sell the Securities in the State of Israel, other than offers or sales to persons (A) who qualify as one of the types of investors listed in the First Addendum to the Israeli Securities Law, subject to and in accordance with the requirements set forth in the First Addendum to the Israeli Securities Law, and (B) who have confirmed in writing that they are purchasing the Securities for their own account and not with a view to, or for resale in connection with, any distribution thereof; except, to the extent permitted under the First Addendum to the Israeli Securities Law, for resale to qualified investors of the types listed therein.

(i) It will comply with applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities, or has in its possession or distributes any Free Writing Prospectus, the Disclosure Package, the Preliminary Prospectus and the Prospectus.

7.	Indemnification and Contribution.

(a) Each of the Issuers and the Guarantor, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers, employees, agents, affiliates and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, officer, employee, agent, affiliate or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, any materials used by the Issuers or the Guarantor in meetings with investors (including any electronic road show), or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(c) hereto, or in any amendment or supplement thereto; or

(ii) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee, agent, affiliate and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither of the Issuers nor the Guarantor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, any materials used by the Issuers or the Guarantor in meetings with investors (including any electronic road show), or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(c) hereto, or in any such amendment or supplement thereto, in reliance upon and in conformity with the written information furnished to the Issuers or the Guarantor by or on behalf of any Underwriter specifically for inclusion therein and described in Section 7(e). The foregoing indemnity agreement is in addition to any liability that the Issuers or the Guarantor may otherwise have to any Underwriter or to any officer, employee, agent, affiliate or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless, each of the Issuers and the Guarantor, its officers and directors, agents, employees and each person, if any, who controls each of the Issuers or the Guarantor within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuers or the Guarantor or their respective directors, officers, agents, employees or controlling persons may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(c) hereto, or in any amendment or supplement thereto; or

(ii) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Issuers or the Guarantor by or on behalf of that Underwriter specifically for inclusion therein and described in Section 7(e), and shall reimburse the Issuers and the Guarantor and any such director, officer, agent, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Issuers or the Guarantor or any such director, officer, agent, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Issuers, the Guarantor or any such director, officer, agent, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective officers, employees, agents, affiliates and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Issuers under this Section 7, if the Underwriters shall have reasonably concluded that there may be one or more legal defenses available to the Underwriters and their respective officers, employees, agents, affiliates and controlling persons that are different from or additional to those available to the Issuers and the Guarantor and their respective officers, directors, employees, agents, affiliates and controlling persons, and the reasonable fees and expenses of a single separate counsel shall be paid, jointly and severally, by each of the Issuers and the Guarantor. No indemnifying party shall:

(i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or

(ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof:

(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities, or

(ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) but also the relative fault of the Issuers and the Guarantor on the one hand and the Underwriters on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Issuers and the Guarantor on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Issuers on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Guarantor on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers, the Guarantor and the Underwriters agree that it would not be just and equitable if the amount of contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Underwriters severally confirm that the statements with respect to the delivery of the Securities set forth on the cover page of the Prospectus and the Preliminary Prospectus and the first paragraph under the sub-caption “Price Stabilization and Short Positions” and the allocation table under the caption “Underwriting” in the Prospectus and the most recent Preliminary Prospectus are correct and constitute the only information furnished in writing to the Issuers and the Guarantor by or on behalf of the Underwriters specifically for inclusion in the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(c) hereof.

8.	Defaulting Underwriters.

If, on the Delivery Date, any Euro Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Euro Underwriters shall be obligated to purchase the aggregate principal amount of such series of Euro Securities which the defaulting Euro Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the total aggregate principal amount of such series of Euro Securities set opposite the name of each remaining non-defaulting Euro Underwriter in Part A of Schedule I hereto bears to the total aggregate principal amount of such series of Euro Securities set opposite the names of all the remaining non-defaulting Euro Underwriters in Part A of Schedule I hereto; provided, however, that the remaining non-defaulting Euro Underwriters shall not be obligated to purchase any such series of Euro Securities on such Delivery Date if the total aggregate principal amount of such series of Euro Securities which the defaulting Euro Underwriters agreed but failed to purchase on such date exceeds 10.0% of the total aggregate principal amount of such series of Euro Securities to be purchased on such Delivery Date, and any remaining non-defaulting Euro Underwriter shall not be obligated to purchase more than 110.0% of the aggregate principal amount of any series of Euro Securities which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Euro Underwriters, or those other purchasers satisfactory to the Euro Underwriters who so agree, shall have the right, but shall not be obligated, to purchase on such Delivery Date, in such proportion as may be agreed upon among them, the total aggregate principal amount of any series of Euro Securities to be purchased on such Delivery Date. If the remaining Euro Underwriters or other purchasers satisfactory to the Euro Underwriters do not elect to purchase on such Delivery Date the aggregate principal amount of the series of Euro Securities which the defaulting Euro Underwriters agreed but failed to purchase, this Agreement shall terminate with respect to the Euro Underwriters without liability on the part of any non-defaulting Euro Underwriters and the Issuers and the Guarantor, except that the Issuers and the Guarantor will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 10. As used in this Agreement, the term “Euro Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Part A of Schedule I hereto who, pursuant to this Section 8, purchases any series of Euro Securities which a defaulting Euro Underwriter agreed but failed to purchase.

If, on the Delivery Date, any 2032 Dollar Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting 2032 Dollar Underwriters shall be obligated to purchase the aggregate principal amount of such series of 2032 Dollar Securities which the defaulting 2032 Dollar Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the total aggregate principal amount of such series of 2032 Dollar Securities set opposite the name of each remaining non-defaulting 2032 Dollar Underwriter in Part B of Schedule I hereto bears to the total aggregate principal amount of such series of 2032 Dollar Securities set opposite the names of all the remaining non-defaulting Dollar Underwriters in Part B of Schedule I hereto; provided, however, that the remaining non-defaulting Dollar Underwriters shall not be obligated to purchase any such series of 2032 Dollar Securities on such Delivery Date if the total aggregate principal amount of such series of 2032 Dollar Securities which the defaulting Dollar Underwriters agreed but failed to purchase on such date exceeds 10.0% of the total aggregate principal amount of such series of 2032 Dollar Securities to be purchased on such Delivery Date, and any remaining non-defaulting Dollar Underwriter shall not be obligated to purchase more than 110.0% of the aggregate principal amount of any series of 2032 Dollar Securities which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting 2032 Dollar Underwriters, or those other purchasers satisfactory to the 2032 Dollar Underwriters who so agree, shall have the right, but shall not be obligated, to purchase on such Delivery Date, in such proportion as may be agreed upon among them, the total aggregate principal amount of any series of 2032 Dollar Securities to be purchased on such Delivery Date. If the remaining 2032 Dollar Underwriters or other purchasers satisfactory to the 2032 Dollar Underwriters do not elect to purchase on such Delivery Date the aggregate principal amount of the series of 2032 Dollar Securities which the defaulting 2032 Dollar Underwriters agreed but failed to purchase, this Agreement shall terminate with respect to the 2032 Dollar Underwriters without liability on the part of any non-defaulting 2032 Dollar Underwriters and the Issuers and the Guarantor, except that the Issuers and the Guarantor will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 10. As used in this Agreement, the term “2032 Dollar

Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Part B of Schedule I hereto who, pursuant to this Section 8, purchases any series of 2032 Dollar Securities which a defaulting 2032 Dollar Underwriter agreed but failed to purchase.

If, on the Delivery Date, any 2030 Dollar Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting 2030 Dollar Underwriters shall be obligated to purchase the aggregate principal amount of such series of 2030 Dollar Securities which the defaulting 2030 Dollar Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the total aggregate principal amount of such series of 2030 Dollar Securities set opposite the name of each remaining non-defaulting 2030 Dollar Underwriter in Part C of Schedule I hereto bears to the total aggregate principal amount of such series of 2030 Dollar Securities set opposite the names of all the remaining non-defaulting Dollar Underwriters in Part C of Schedule I hereto; provided, however, that the remaining non-defaulting Dollar Underwriters shall not be obligated to purchase any such series of 2030 Dollar Securities on such Delivery Date if the total aggregate principal amount of such series of 2030 Dollar Securities which the defaulting Dollar Underwriters agreed but failed to purchase on such date exceeds 10.0% of the total aggregate principal amount of such series of 2030 Dollar Securities to be purchased on such Delivery Date, and any remaining non-defaulting Dollar Underwriter shall not be obligated to purchase more than 110.0% of the aggregate principal amount of any series of 2030 Dollar Securities which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting 2030 Dollar Underwriters, or those other purchasers satisfactory to the 2030 Dollar Underwriters who so agree, shall have the right, but shall not be obligated, to purchase on such Delivery Date, in such proportion as may be agreed upon among them, the total aggregate principal amount of any series of 2030 Dollar Securities to be purchased on such Delivery Date. If the remaining 2030 Dollar Underwriters or other purchasers satisfactory to the 2030 Dollar Underwriters do not elect to purchase on such Delivery Date the aggregate principal amount of the series of 2030 Dollar Securities which the defaulting 2030 Dollar Underwriters agreed but failed to purchase, this Agreement shall terminate with respect to the 2030 Dollar Underwriters without liability on the part of any non-defaulting 2030 Dollar Underwriters and the Issuers and the Guarantor, except that the Issuers and the Guarantor will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 10. As used in this Agreement, the term “2030 Dollar Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Part C of Schedule I hereto who, pursuant to this Section 8, purchases any series of 2030 Dollar Securities which a defaulting 2030 Dollar Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuers or the Guarantor for damages caused by its default. If other purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the remaining non-defaulting Underwriters or the Issuers may postpone the Delivery Date for up to seven full business days in order to effect any changes in the Prospectus or in any other document or arrangement that, in the opinion of counsel to the Issuers and the Guarantor or counsel to the Underwriters, may be necessary.

9.	Termination.

The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Issuers and the Guarantor prior to delivery of and payment for the Securities, after the execution and delivery of this Agreement and prior to the Delivery Date, any of the following events shall have occurred (i) trading in securities generally on the New York Stock Exchange, or trading in any securities of the Guarantor on any exchange shall have been suspended or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or New York State authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States; (iii) there shall have occurred any outbreak or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or The Netherlands; (iv) the rating accorded the Guarantor’s debt securities shall have been downgraded by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, or such an organization shall have made any public announcement that it has under surveillance or review, with possible negative implications for a downgrade, its rating of any of the Guarantor’s debt securities; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States, The Netherlands or Israel shall be such) as to make it, with respect to the events in clause (iii) or (v) in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

10.	Reimbursement of Underwriters’ Expenses.

If (a) either of the Issuers and the Guarantor shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement or (b) the Underwriters shall decline to purchase the Securities because of any failure or refusal on the part of either of the Issuers or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement or if either of the Issuers or the Guarantor shall be unable to perform its obligations under this Agreement, the relevant Issuer(s) and the Guarantor, jointly and severally, shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the relevant Issuer(s) shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the relevant Issuer(s) shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

11.	Notices, etc.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Euro Underwriters or the Euro Representatives, shall be delivered or sent by mail to: BNP PARIBAS, 16, boulevard des Italiens, 75009 Paris, France, Attention: High Yield Desk (email: dl.syndsupportbonds@uk.bnpparibas.com); BofA Securities Europe SA, 51 rue La Boétie, 75008 Paris, France, Attention: High Yield Syndicate Desk (Tel: +33 18 770 0000, email: levfin_hy_paris@bofa.com); HSBC Continental Europe, 38, avenue Kléber, 75116 Paris, France, Attention: DAJ Global Banking, email: transaction.management@hsbcib.com; Intesa Sanpaolo S.p.A., Divisione IMI Corporate & Investment Banking, Via Manzoni, 4 – 20121, Milan, Italy, Attention: DCM HY Intesa Sanpaolo, email: IMI-DCM.HY@intesasanpaolo.com; J.P. Morgan SE, Taunustor 1 (TaunusTurm), 60310 Frankfurt am Main, Germany, Attention: Head of EMEA Capital Markets Group, email: Head_of_EMEA_DCMG@jpmorgan.com;

(b) if to the 2032 Dollar Underwriters or the Dollar Representatives, shall be delivered or sent by mail to: BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, United States of America, Attention: Syndicate Desk (email: DL.US.Debt.Syndicate.Support@us.bnpparibas.com); BofA Securities, Inc., 114 West 47th Street, 7th Floor, NY8-114-07-01, New York, New York 10036, United States of America, Attention: High Yield Legal Department, email: BofA_HY_Legal_Notices@bofa.com; HSBC Bank plc, 8 Canada Square, London E14 5HQ, United Kingdom, Attention: Head of DCM Legal, email: transaction.management@hsbcib.com; Intesa Sanpaolo S.p.A., Divisione IMI Corporate & Investment Banking, Via Manzoni, 4 – 20121, Milan, Italy, Attention: DCM HY Intesa Sanpaolo, email: IMI-DCM.HY@intesasanpaolo.com; J.P. Morgan SE, Taunustor 1 (TaunusTurm), 60310 Frankfurt am Main, Germany, Attention: Head of EMEA Capital Markets Group, email: Head_of_EMEA_DCMG@jpmorgan.com;

(c) if to the 2030 Dollar Underwriters or the Dollar Representatives, shall be delivered or sent by mail to: BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, United States of America, Attention: Syndicate Desk (email: DL.US.Debt.Syndicate.Support@us.bnpparibas.com); BofA Securities, Inc., 114 West 47th Street, 7th Floor, NY8-114-07-01, New York, New York 10036, United States of America, Attention: High Yield Legal Department, email: BofA_HY_Legal_Notices@bofa.com; HSBC Bank plc, 8 Canada Square, London E14 5HQ, United Kingdom, Attention: Head of DCM Legal, email: transaction.management@hsbcib.com; Intesa Sanpaolo S.p.A., Divisione IMI Corporate & Investment Banking, Via Manzoni, 4 – 20121, Milan, Italy, Attention: DCM HY Intesa Sanpaolo, email: IMI-DCM.HY@intesasanpaolo.com; J.P. Morgan SE, Taunustor 1 (TaunusTurm), 60310 Frankfurt am Main, Germany, Attention: Head of EMEA Capital Markets Group, email: Head_of_EMEA_DCMG@jpmorgan.com;

(d) if to the Guarantor, shall be delivered or sent by mail or facsimile transmission to Teva Pharmaceutical Industries Limited, 124 Dvora Hanevi’a Street, Tel Aviv, 6944020, Israel, Attention: Stephen Harper (Fax: *****), with copies (which shall not constitute notice) to: (i) Teva Pharmaceuticals USA, Inc., 400 Interpace Parkway, Building A Parsippany, New Jersey 07054, Attention: David McAvoy; and (ii) Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Ross Leff and Christie Mok (Fax: 212-446-4900); and

(e) if to the Euro Notes Issuer, shall be delivered or sent by mail or facsimile transmission to Teva Pharmaceutical Finance Netherlands II B.V., Busweg 1, 2031 DA, Haarlem, The Netherlands, Attention: Managing Director, with copies (which shall not constitute notice) to: (i) c/o Teva Pharmaceuticals USA, Inc., 400 Interpace Parkway, #3 Parsippany, New Jersey 07054, Attention: David McAvoy and (ii) Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Ross Leff and Christie Mok (Fax: 212-446-4900);

(f) if to the 2032 Dollar Notes Issuer, shall be delivered or sent by mail or facsimile transmission to Teva Pharmaceutical Finance Netherlands III B.V., Busweg 1, 2031 DA, Haarlem, The Netherlands, Attention: Managing Director, with copies (which shall not constitute notice) to: (i) c/o Teva Pharmaceuticals USA, Inc., 400 Interpace Parkway, #3 Parsippany, New Jersey 07054, Attention: David McAvoy and (ii) Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Ross Leff and Christie Mok (Fax: 212-446-4900);

(g) if to the 2030 Dollar Notes Issuer, shall be delivered or sent by mail or facsimile transmission to Teva Pharmaceutical Finance Netherlands IV B.V., Busweg 1, Haarlem, 2031 DA, Netherlands, Attention: Managing Director, with copies (which shall not constitute notice) to: (i) c/o Teva Pharmaceuticals USA, Inc., 400 Interpace Parkway, #3 Parsippany, New Jersey 07054, Attention: David McAvoy and (ii) Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Ross Leff and Christie Mok (Fax: 212-446-4900);

provided, however, that any notice to an Underwriter pursuant to Section 7(c) shall be delivered or sent by mail or facsimile transmission to each such Underwriter, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers and the Guarantor shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

12.	Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuers, the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Issuers and the Guarantor contained in this Agreement shall also be deemed to be for the benefit of the officers, employees, agents and affiliates of each Underwriter and the person or persons, if any, who control each Underwriter within the meaning of Section 15 of the Securities Act and any indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers, employees, agents and affiliates of the Issuers and the Guarantor, and any person controlling the Issuers or the Guarantor within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13.	Survival.

The respective indemnities, representations, warranties and agreements of the Issuers, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

14.	Transfers to EU Affiliates.

Notwithstanding anything to the contrary in this Agreement, each Underwriter (whether it is an original party to this Agreement or a party to whom this Agreement has been previously transferred pursuant to this paragraph) shall be entitled to assign or transfer all of its rights or obligations under this Agreement to any affiliate registered in the European Union or which is also carrying on EU-regulated services (in each case, the “EU Affiliate”) by notice in writing, and from the date of such transfer, references to such Underwriter shall be read as references to such EU Affiliate. Upon completion of such assignment or transfer of all rights and obligations under this Agreement, each transferor pursuant to this Section 14 shall be released from its obligations under this letter agreement.

15.	No Fiduciary Duty.

The Issuers and the Guarantor hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers and the Guarantor, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuers and the Guarantor and (c) the engagement of the Underwriters by the Issuers and the Guarantor in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Issuers and the Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuers or the Guarantor on related or other matters). Each of the Issuers and the Guarantor agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers and the Guarantor, in connection with such transaction or the process leading thereto.

16.	Bail-in Powers.

(a) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement, or understanding between or among the Issuers and the Guarantors and an Underwriter incorporated in the EU (the “Relevant BRRD Party”), the Issuers and the Guarantor acknowledge and accept that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Relevant BRRD Party to the Issuers or the Guarantor, as applicable, under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

1.	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

2.

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on the Issuers or the Guarantor of such shares, securities or obligations;

3.	the cancellation of the BRRD Liability; and

4.	the amendment or alteration of any interest, if applicable, thereon or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(iii) For purposes of this Section 16(a):

1.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

2.	“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-In Legislation;

3.	“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded;

4.	“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

5.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

6.	“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

(b) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement, or understanding between or among the Issuers and the Guarantor and an Underwriter incorporated in the UK (the “Relevant Bail-in Party”), the Issuers and the Guarantor acknowledge and accept that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(i) the effect of the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority in relation to any UK Bail-in Liability of any Relevant Bail-in Party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

1.	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

2.

the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Relevant Bail-in Party or another person, and the issue to or conferral on the Issuers or the Guarantor of such shares, securities or obligations;

3.	the cancellation of the UK Bail-in Liability; and

4.	the amendment or alteration of any interest, if applicable, thereon or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant UK Resolution Authority, to give effect to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority.

(iii) For purposes of this Section 16(b):

1.	“Relevant UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to any Relevant Bail-in Party;

2.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

3.	“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; and

4.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

(c) The provisions of this Section 16 shall remain in full force and effect notwithstanding completion and shall survive the termination or cancellation of this Agreement.

17.	Jurisdiction.

Each of the Issuers and the Guarantor agrees that any suit, action or proceeding against the Issuers or the Guarantor brought by any Underwriter, the directors, officers, employees, agents and affiliates of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the offer and sale of the Securities contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuers and the Guarantor has appointed Teva Pharmaceuticals USA, Inc. (“Teva USA”) as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or Federal court in The City of New York, New York, by any Underwriter, the directors, officers, employees, agents and affiliates of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuers and the Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Issuers and the Guarantor agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuers or the Guarantor, as applicable. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, agents and affiliates of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Israel. EACH OF THE ISSUERS, THE GUARANTOR AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OFFER AND SALE OF THE SECURITIES CONTEMPLATED HEREBY.

18.	Applicable Law.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.	Currency.

Each reference in this Agreement to U.S. dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of each of the Issuers and the Guarantor in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Issuers and the Guarantor will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of each of the Issuers or the Guarantor not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20.	Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii) For purposes of this Section 20:

(1) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(2) “Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b),

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(3) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(4) “U.S. Special Resolution Regime” means each of:

(i) the Federal Deposit Insurance Act and the regulations promulgated thereunder, and

(ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.	Waiver of Immunity.

To the extent that either of the Issuers or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Issuers and the Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

22.	Definitions.

The terms which follow, as used in this Agreement, have the meanings indicated:

“Base Prospectus” means the prospectus contained in the Registration Statement at the Effective Time.

“Business Day” means any day on which the New York Stock Exchange is open for trading.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented by the Preliminary Prospectus prior to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations.

“Effective Time” means each date and time that the Registration Statement and any post- effective amendment or amendments thereto became or becomes effective.

“Execution Time” means (i) 2:19 P.M. (New York time) on May 20, 2025 for the Euro Securities, (ii) 2:21 P.M. (New York time) on May 20, 2025 for the 2032 Dollar Securities and (iii) 2:23 P.M. (New York time) on May 20, 2025 for the 2030 Dollar Securities.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 of the Rules and Regulations.

“Incorporated Documents” means documents that are incorporated into any of the Registration Statement, Prospectus or Preliminary Prospectus by reference.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 of the Rules and Regulations.

“Ordinary Shares” shall mean fully paid, nonassessable ordinary shares of the Guarantor, par value NIS 0.10 per share, or American Depository Shares representing such ordinary shares.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the final Prospectus, together with the Base Prospectus and any Incorporated Documents with respect thereto.

“Prospectus” means the prospectus and prospectus supplements first filed after the Execution Time with the Commission by the Issuers and the Guarantor with the consent of the Representatives pursuant to Rule 424(b) of the Rules and Regulations relating to the Securities.

“Registration Statement” means the Registration Statement of the Issuers and the Guarantor filed with the Commission on Form S-3 (File No. 333-284770), including any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed part of such registration statement pursuant to Rule 430B of the Rules and Regulations, exhibits other than Forms T-1 and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Delivery Date, means also such registration statement as so amended.

“subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

23.	Compliance with USA Patriot Act.

Each of the Issuers and the Guarantor acknowledge that, in accordance with the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L 107-56) (USA PATRIOT Act) (signed into law October 26, 2001), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

24.	Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

25.	Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

26.	Electronic Signatures.

This Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed by one or more parties to this Agreement in any number of separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the authorization under this Section 26 may include, without limitation, a manually signed paper communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each of the parties represents and warrants to the other party/ies that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(Signature pages follow)

If the foregoing correctly sets forth the agreement between the Issuers, the Guarantor and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Amir Weiss
Name:	Amir Weiss
Title:	Senior Vice President and Chief Accounting Officer

By:	/s/ Eli Kalif
Name:	Eli Kalif
Title:	Executive Vice President and Chief Financial Officer

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

By:	/s/ David Vrhovec
Name:	David Vrhovec
Title:	Authorized Representative

By:	/s/ Stephen David Harper
Name:	Stephen David Harper
Title:	Authorized Representative

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

By:	/s/ David Vrhovec
Name:	David Vrhovec
Title:	Authorized Representative

By:	/s/ Stephen David Harper
Name:	Stephen David Harper
Title:	Authorized Representative

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.

By:	/s/ David Vrhovec
Name:	David Vrhovec
Title:	Authorized Representative

By:	/s/ Stephen David Harper
Name:	Stephen David Harper
Title:	Authorized Representative

(Signature Page to Underwriting Agreement)

BNP PARIBAS
BofA Securities Europe SA
HSBC Continental Europe
Intesa Sanpaolo S.p.A.
J.P. Morgan SE

as Euro Representatives and Euro Underwriters

BNP PARIBAS

By:	/s/ Giulio Baratta
Name:	Giulio Baratta
Title:	Managing Director

By:	/s/ Isla Fletcher
Name:	Isla Fletcher
Title:	Director

BOFA SECURITIES EUROPE SA

By:	/s/ Fabian Ansorg
Name:	Fabian Ansorg
Title:	Managing Director

HSBC CONTINENTAL EUROPE

By:	/s/ Jérôme Pellet
Name:	Jérôme Pellet
Title:	Managing Director Debt Capital Markets

By:	/s/ Jérôme Zecchini
Name:	Jérôme Zecchini
Title:	Managing Director Debt Capital Markets

INTESA SANPAOLO S.P.A.

By:	/s/ Gianmario Pirolli
Name:	Gianmario Pirolli
Title:	Head of Corporate DCM

By:	/s/ Raffaella Del Maschio
Name:	Raffaella Del Maschio
Title:	Managing Director

(Signature Page to Underwriting Agreement)

J.P. MORGAN SE

By:	/s/ Ales Mydlar
Name:	Ales Mydlar
Title:	Managing Director

By:	/s/ Quentin Plessis
Name:	Quentin Plessis
Title:	Executive Director

(Signature Page to Underwriting Agreement)

BNP Paribas Securities Corp.
BofA Securities, Inc.
HSBC Bank plc
Intesa Sanpaolo S.p.A.
J.P. Morgan SE

as 2032 Dollar Representatives and 2032 Dollar Underwriters

BNP PARIBAS SECURITIES CORP.

By:	/s/ Roger Kim
Name:	Roger Kim
Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ William Brenton
Name:	William Brenton
Title:	Managing Director

HSBC BANK PLC

By:	/s/ S. Riley
Name:	S. Riley
Title:	Managing Director

INTESA SANPAOLO S.P.A.

By:	/s/ Gianmario Pirolli
Name:	Gianmario Pirolli
Title:	Head of Corporate DCM

By:	/s/ Raffaella Del Maschio
Name:	Raffaella Del Maschio
Title:	Managing Director

J.P. MORGAN SE

By:	/s/ Ales Mydlar
Name:	Ales Mydlar
Title:	Managing Director

(Signature Page to Underwriting Agreement)

By:	/s/ Quentin Plessis
Name:	Quentin Plessis
Title:	Executive Director

(Signature Page to Underwriting Agreement)

BNP Paribas Securities Corp.
BofA Securities, Inc.
HSBC Bank plc
Intesa Sanpaolo S.p.A.
J.P. Morgan SE

as 2030 Dollar Representatives and 2030 Dollar Underwriters

BNP PARIBAS SECURITIES CORP.

By:	/s/ Roger Kim
Name:	Roger Kim
Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ William Brenton
Name:	William Brenton
Title:	Managing Director

HSBC BANK PLC

By:	/s/ S. Riley
Name:	S. Riley
Title:	Managing Director

INTESA SANPAOLO S.P.A.

By:	/s/ Gianmario Pirolli
Name:	Gianmario Pirolli
Title:	Head of Corporate DCM

By:	/s/ Raffaella Del Maschio
Name:	Raffaella Del Maschio
Title:	Managing Director

J.P. MORGAN SE

By:	/s/ Ales Mydlar
Name:	Ales Mydlar
Title:	Managing Director

By:	/s/ Quentin Plessis
Name:	Quentin Plessis
Title:	Executive Director

(Signature Page to Underwriting Agreement)

Citigroup Global Markets Europe AG
Goldman Sachs Bank Europe SE
Mizuho Bank Europe N.V.
MUFG Securities (Europe) N.V.
PNC Capital Markets LLC

as Euro Underwriters

CITIGROUP GLOBAL MARKETS EUROPE AG

By:	/s/ Carlos Vero
Name:	Carlos Vero
Title:	Designated Signatory

By:	/s/ Stefan Saalmuller
Name:	Stefan Saalmuller
Title:	Vice President

GOLDMAN SACHS BANK EUROPE SE

By:	/s/ Rene Klos
Name:	Rene Klos
Title:	Managing Director

By:	/s/ Philipp Suess
Name:	Philipp Suess
Title:	Managing Director

MIZUHO BANK EUROPE N.V.

By:	/s/ Christoph Paul
Name:	Christoph Paul
Title:	Head of EU Primary Markets

By:	/s/ Hyoe Ando
Name:	Hyoe Ando
Title:	Head of CIB, EU

MUFG SECURITIES (EUROPE) N.V.

By:	/s/ Sophie Horreard
Name:	Sophie Horreard
Title:	Authorized Signatory

PNC CAPITAL MARKETS LLC

By:	/s/ William Bobrow
Name:	William Bobrow
Title:	Managing Director

(Signature Page to Underwriting Agreement)

Citigroup Global Markets Inc.
Goldman Sachs Bank Europe SE
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
PNC Capital Markets LLC

as 2032 Dollar Underwriters

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Managing Director

GOLDMAN SACHS BANK EUROPE SE

By:	/s/ Rene Klos
Name:	Rene Klos
Title:	Managing Director

By:	/s/ Philipp Suess
Name:	Philipp Suess
Title:	Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Seth Nadler
Name:	Seth Nadler
Title:	Managing Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Grant Moyer
Name:	Grant Moyer
Title:	Managing Director

PNC CAPITAL MARKETS LLC

By:	/s/ William Bobrow
Name:	William Bobrow
Title:	Managing Director

(Signature Page to Underwriting Agreement)

Citigroup Global Markets Inc.
Goldman Sachs Bank Europe SE
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
PNC Capital Markets LLC

as 2030 Dollar Underwriters

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Managing Director

GOLDMAN SACHS BANK EUROPE SE

By:	/s/ Rene Klos
Name:	Rene Klos
Title:	Managing Director

By:	/s/ Philipp Suess
Name:	Philipp Suess
Title:	Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Seth Nadler
Name:	Seth Nadler
Title:	Managing Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Grant Moyer
Name:	Grant Moyer
Title:	Managing Director

PNC CAPITAL MARKETS LLC

By:	/s/ William Bobrow
Name:	William Bobrow
Title:	Managing Director

(Signature Page to Underwriting Agreement)

EXHIBIT A

OPINION OF KIRKLAND & ELLIS LLP

EXHIBIT B

OPINION OF VAN DOORNE N.V.

EXHIBIT C

OPINION OF AGMON WITH TULCHINSKY LAW FIRM

EXHIBIT D

OPINION OF GENERAL COUNSEL OF THE GUARANTOR

SCHEDULE I

Part A

Euro Underwriters	Principal Amount of Euro Notes
BNP PARIBAS	€116,000,000
BOFA SECURITIES EUROPE SA	€116,000,000
HSBC CONTINENTAL EUROPE	€116,000,000
INTESA SANPAOLO S.P.A.	€116,000,000
J.P. MORGAN SE	€116,000,000
CITIGROUP GLOBAL MARKETS EUROPE AG	€84,000,000
GOLDMAN SACHS BANK EUROPE SE	€84,000,000
MIZUHO BANK EUROPE N.V.	€84,000,000
MUFG SECURITIES (EUROPE) N.V.	€84,000,000
PNC CAPITAL MARKETS LLC	€84,000,000
Total	€1,000,000,000

Part B

2032 Dollar Underwriters	Principal Amount of 2032 Dollar Notes
BNP PARIBAS SECURITIES CORP.	$58,000,000
BOFA SECURITIES, INC.	$58,000,000
HSBC BANK PLC	$58,000,000
INTESA SANPAOLO S.P.A.	$58,000,000
J.P. MORGAN SE.	$58,000,000
CITIGROUP GLOBAL MARKETS INC.	$42,000,000
GOLDMAN SACHS BANK EUROPE SE	$42,000,000
MIZUHO SECURITIES USA LLC	$42,000,000
MUFG SECURITIES AMERICAS INC.	$42,000,000
PNC CAPITAL MARKETS LLC	$42,000,000
Total	$500,000,000

Part C

2030 Dollar Underwriters	Principal Amount of 2030 Dollar Notes
BNP PARIBAS SECURITIES CORP.	$81,200,000
BOFA SECURITIES, INC.	$81,200,000
HSBC BANK PLC	$81,200,000
INTESA SANPAOLO S.P.A.	$81,200,000
J.P. MORGAN SE.	$81,200,000
CITIGROUP GLOBAL MARKETS INC.	$58,800,000
GOLDMAN SACHS BANK EUROPE SE	$58,800,000
MIZUHO SECURITIES USA LLC	$58,800,000
MUFG SECURITIES AMERICAS INC.	$58,800,000
PNC CAPITAL MARKETS LLC	$58,800,000
Total	$700,000,000

SCHEDULE II

Final Term Sheet dated May 20, 2025 as filed with the Commission pursuant to Rule 433 of the Rules and Regulations.